EXHIBIT 23



INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in Registration Statement Nos. 333-49806, 333-89145, 333-67825, 333-35527, 333-30578, 333-14037, 333-48119, and
33-82894 of BE Aerospace, Inc. on Form S-8 of our report dated May 21, 2002, appearing in this Annual Report on Form 11-K of BE Aerospace, Inc. 1994 Employee Stock Purchase Plan for the year ended February 28, 2002.





DELOITTE & TOUCHE LLP


Costa Mesa, California
June 28, 2002